EXHIBIT 10.1

HOME INTERIORS & GIFTS, INC.
1649 Frankford Road West
Carrollton, Texas 75007-4605

March 4, 2005

CONFIDENTIAL

Mr. Kenneth J. Cichocki
5612 Templin Way
Plano, Texas 75093

Dear Ken:

          As we previously discussed, upon the earlier of your finding new employment or upon such time as Home Interiors & Gifts, Inc. (the “Company”) employs a new chief financial officer, the Company and you mutually agree that you will resign from all offices held by you in the Company and its subsidiaries upon terms and conditions set forth in this letter agreement (this “Agreement”).

          1. Continued Employment. Until your resignation date (the “Separation Date”), you shall continue to serve the Company in your current capacity and, except as modified hereby, you and the Company will remain subject to the terms and conditions, including without limitation Section 2(a)(ii), of your Second Amended and Restated Employment Agreement, dated November 1, 2001 by and between you and the Company, as amended by that certain Amendment to Second Amended and Restated Employment Agreement, dated November 15, 2002, as may be further amended or modified (the “Employment Agreement”).

          2. Voluntary Resignation. Subject to your execution of the Mutual Release referred to in Section 6 hereof (and the other provisions of such Section 6), in the event that you resign from the Company prior to the Company’s employment of a new chief financial officer, the Company agrees to pay you (a) all benefits to which you are entitled pursuant to Section 4(a) of the Employment Agreement and (b) vacation time accrued to the Separation Date. In accordance with current practices, the Company shall “gross-up” the payments made by the Company in connection with the continued participation of you and your family in the Company’s Welfare Plans (as defined in the Employment Agreement), in amounts necessary to satisfy the tax consequences associated with such payments. In addition to the foregoing, the Company also agrees to provide you with (x) a reference letter that you may provide to prospective employers (y) your current laptop computer and (z) a clear title to your Company car. You will be responsible for any taxes, including, but not limited to, income taxes, property taxes, sales taxes and transfer taxes, you may incur as a result of the transfer of the Company car.

Mr. Kenneth J. Cichocki
March 4, 2005

          3. Resignation Upon Request.

          (a) Subject to your execution of the Mutual Release referred to in Section 6 hereof (and the other provisions of such Section 6), in the event that you resign from the Company at the Company’s request because the Company has found a new chief financial officer, the Company agrees to pay you all benefits to which you are entitled pursuant to Section 2 above, except that the Company agrees to pay you severance equal to eighteen (18) months of your Base Salary (as opposed to twelve (12) months Base Salary). In addition to the foregoing, the Company will provide you with voice mail and e-mail support for one hundred twenty (120) days following the Separation Date, which support shall include the payment by the Company for your Blackberry service, your cellular phone service, Internet service at your Dallas home and lake house, and maintenance of your current office phone number and e-mail address.

          (b) In addition, if you have not accepted a new position of employment within nine months of the Separation Date, the Company will pay you, within five (5) business days after the first anniversary of the Separation Date, an additional severance amount equal to the product of (i) the quotient obtained by dividing (X) the number of months (to the nearest 1/4 month) that have lapsed between the Separation Date and the date you commence your new employment minus six, by (Y) two and (ii) $27,083. By way of example, if you do not commence employment until such time that is eleven (11) months after the Separation Date, the Company would pay you an amount equal to the following: (5÷2)*$27,083 = $67,707.50. Notwithstanding the foregoing, in no event shall any payment under this Section 3(b) be greater than $81,249.

          4. Cooperation. Following the Separation Date, you agree to make yourself available at reasonable times and upon reasonable notice to assist the Company in its transition of your duties to your successor. The Company agrees to indemnify you for any damages, liabilities, or expenses (including reasonable fees and expenses of legal counsel) suffered or incurred by you as a result of any threatened or pending action, suit, or proceeding that is brought or threatened to be brought against you by reason of the fact that you were providing services to the Company pursuant to the preceding sentence, except to the extent primarily resulting from your gross negligence or willful misconduct. In addition, in connection with your resignation, you agree to execute and deliver one or more resignation letters evidencing such resignation from the Company and from any other positions that you hold with the Company or its subsidiaries at the time of your resignation as may be reasonably requested by the Company.

          5. Options. All vested options held by you for the purchase of common stock of the Company will remain vested and exercisable in accordance with their terms until expiration under the respective stock option agreements under which they were granted, at which time they will lapse and be of no further force or effect, except to the extent previously exercised; provided, however, that, notwithstanding the terms and conditions of your employment agreement, you shall have thirty (30) days after the Separation Date within which to exercise your options.

Mr. Kenneth J. Cichocki
March 4, 2005

          6. Release; Payment of Benefits. Concurrently with your resignation as contemplated hereby, you and the Company agree to execute and deliver, effective as of the Separation Date, the Mutual Release in the form attached hereto as Exhibit A. You shall be entitled to receive the benefits set forth in Section 2 or Section 3 of this Agreement, as applicable, on the day that falls eight (8) days after the date of the execution and delivery to the Company by you of the Mutual Release; provided that you have not revoked such Mutual Release prior to such time pursuant to Section 3 thereof (in which event you will forfeit your right to such benefits).

          7. Non-Disparagement.

          (a) You shall not, directly or indirectly, make or cause to be made any disparaging, denigrating, derogatory or other negative, misleading or false statement orally or in writing to any person or entity, including, without limitation, members of the investment community, press, suppliers, customers, competitors, lenders and advisors to the Company or its subsidiaries or affiliates, about the Company or its subsidiaries or affiliates, officers, directors, principals, members, or the business strategy or plans, policies, practices or operations of the Company or its subsidiaries or affiliates.

          (b) The Company shall not make or cause to be made any disparaging, denigrating, derogatory or other negative, misleading or false statement orally or in writing to any person or entity about you. For purposes hereof, statements made by any executive officer or director of the Company shall be attributed to the Company.

          8. Survival of Employment Agreement Provisions. The provisions of Sections 6 and 9 of the Employment Agreement are incorporated herein by reference, shall survive after the Separation Date and expiration of the Employment Agreement and shall continue in full force and effect as though expressly set forth in this Agreement, provided, however, that Section 9(b)(i) of the Employment Agreement shall be amended to state, in its entirety “engage in any business that competes with the Company, by utilizing a direct sales or multi-level marketing sales format to sell consumer products in the continental United States”.

          9. Reimbursement of Legal Expenses. The Company shall reimburse you for up to $5,000 of your costs, expert fees, attorneys’ fees, expenses, and other fees incurred in connection with this Agreement. Should it become necessary for you to pursue litigation to enforce the terms of this Agreement, and if it is determined that the Company breached the terms of this Agreement, the Company agrees to reimburse you for any reasonable attorneys’ fees you expended as a result of enforcing the terms of this Agreement. Otherwise, the parties hereto shall each bear their own costs, expert fees, attorneys’ fees, expenses, and other fees incurred in connection with this Agreement.

          10. Certain Acknowledgments. You acknowledge that before entering into this Agreement you have had the opportunity to consult with any attorney or other advisor of your choice, and have done so, and have not relied in connection herewith on legal counsel for the Company. You acknowledge that you have entered into this Agreement of your own free will,

Mr. Kenneth J. Cichocki
March 4, 2005

that no promises or representations have been made to you by any person to induce you to enter into this Agreement other than the terms expressly set forth herein.

          11. Prior Agreements. THERE ARE NO UNWRITTEN, ORAL, OR VERBAL UNDERSTANDINGS, AGREEMENTS, OR REPRESENTATIONS OF ANY SORT WHATSOEVER, IT BEING STIPULATED THAT, EFFECTIVE AS OF THE SEPARATION DATE, THE RIGHTS OF THE PARTIES SHALL BE GOVERNED EXCLUSIVELY BY THIS AGREEMENT.

          12. Modification. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

          13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Any counterpart of this Agreement that has attached to it separate signature pages which together contain the signature of all parties hereto shall for all purposes be deemed a fully executed original. Facsimile signatures shall constitute original signatures.

          14. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by you, other than by will or the laws of descent or distribution.

          15. Severability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

          16. Choice of Law. This Agreement and all other matters related to or arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          17. Construction. The parties agree that this Agreement was negotiated by the parties and shall not be construed against any party.

Mr. Kenneth J. Cichocki
March 4, 2005

We wish you the best in all of your future endeavors.

Sincerely,

/s/ MICHAEL D. LOHNER

Name: Michael D. Lohner

AGREED TO AND ACCEPTED:

/s/ KENNETH J. CICHOCKI

Name: Kenneth J. Cichocki

EXHIBIT A

MUTUAL RELEASE

          This Mutual Release (this “Release”) dated as of ___, 200___(the “Separation Date”) among Kenneth J. Cichocki (“Executive”) and Home Interiors & Gifts, Inc., a Texas corporation (the “Company”).

          WHEREAS, the parties hereto entered in that certain letter agreement dated as of March 4, 2005 (the “Letter Agreement”);

          WHEREAS, pursuant to Section 6 of the Letter Agreement, it is a condition precedent to the Company’s obligation to make the payment in Section 2 or 3 therein, as applicable, that Executive execute and deliver this Release.

          NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. All capitalized terms not defined herein shall have the meanings given them in the Letter Agreement.

          2. Mutual Release.

          (a) THE EXECUTIVE, ON BEHALF OF HIMSELF, HIS ATTORNEYS, HEIRS, EXECUTORS, ADMINISTRATORS AND ASSIGNS (TOGETHER THE “EXECUTIVE PARTIES”), HEREBY GENERALLY RELEASES AND FOREVER DISCHARGES THE COMPANY AND ITS RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, PARENTS, SUBSIDIARIES AND AFFILIATES AND ITS RESPECTIVE PAST AND PRESENT SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, PRINCIPALS, INSURERS AND ATTORNEYS (TOGETHER THE “COMPANY PARTIES”) FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, SUITS, DAMAGES, LOSSES, EXPENSES, ATTORNEYS’ FEES, OBLIGATIONS OR CAUSES OF ACTION, KNOWN OR UNKNOWN OF ANY KIND AND EVERY NATURE WHATSOEVER, AND WHETHER OR NOT ACCRUED OR MATURED, WHICH ANY OF THEM MAY HAVE, ARISING OUT OF OR RELATING TO ANY TRANSACTION, DEALING, RELATIONSHIP, CONDUCT, ACT OR OMISSION, OR ANY OTHER MATTERS OR THINGS OCCURRING OR EXISTING AT ANY TIME PRIOR TO AND INCLUDING THE SEPARATION DATE (INCLUDING BUT NOT LIMITED TO ANY CLAIM AGAINST THE COMPANY PARTIES BASED ON, RELATING TO OR ARISING UNDER WRONGFUL DISCHARGE, BREACH OF CONTRACT (WHETHER ORAL OR WRITTEN), TORT, FRAUD, DEFAMATION, NEGLIGENCE, PROMISSORY ESTOPPEL, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, ANY OTHER CIVIL OR HUMAN RIGHTS LAW, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AMERICANS WITH DISABILITIES ACT, EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR ANY OTHER FEDERAL, STATE OR LOCAL LAW RELATING TO EMPLOYMENT OR DISCRIMINATION IN EMPLOYMENT) IN ALL CASES ARISING OUT OF OR RELATING TO EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR INVESTMENT IN THE COMPANY OR HIS SERVICES AS AN OFFICER OR EMPLOYEE OF THE COMPANY OR ITS SUBSIDIARIES, OR OTHERWISE RELATING TO THE TERMINATION OF SUCH EMPLOYMENT OR SERVICES; PROVIDED, HOWEVER, THAT SUCH GENERAL RELEASE WILL NOT LIMIT OR RELEASE (I) ANY OF THE COMPANY PARTIES FROM ANY OF THEIR RESPECTIVE

OBLIGATIONS UNDER THE LETTER AGREEMENT, (II) ANY OF THE COMPANY PARTIES’ RESPECTIVE OBLIGATIONS TO INDEMNIFY THE EXECUTIVE FROM THE COMPANY IN RESPECT OF HIS SERVICES AS AN OFFICER OR DIRECTOR OF THE COMPANY OR ANY OF ITS SUBSIDIARIES AS PROVIDED BY LAW OR THE CERTIFICATES OF INCORPORATION OR BY-LAWS (OR LIKE CONSTITUTIVE DOCUMENTS) OF THE COMPANY OR ANY SUBSIDIARY THEREOF, (III) ANY OF THE COMPANY PARTIES’ RESPECTIVE OBLIGATIONS UNDER ANY STOCK OPTION AGREEMENT THAT IS IN EFFECT WITH RESPECT TO STOCK OPTIONS THAT HAVE BEEN GRANTED TO EXECUTIVE PRIOR TO THE SEPARATION DATE OR (IV) CLAIMS ARISING SOLELY AFTER THE SEPARATION DATE. THE EXECUTIVE , ON BEHALF OF HIMSELF AND THE EXECUTIVE PARTIES, HEREBY COVENANT FOREVER NOT TO ASSERT, FILE, PROSECUTE, MAINTAIN, COMMENCE, INSTITUTE (OR SPONSOR OR PURPOSELY FACILITATE ANY PERSON IN CONNECTION WITH THE FOREGOING), ANY COMPLAINT OR LAWSUIT OR ANY LEGAL, EQUITABLE OR ADMINISTRATIVE PROCEEDING OF ANY NATURE, AGAINST ANY OF THE COMPANY PARTIES IN CONNECTION WITH ANY MATTER RELEASED IN THIS RELEASE, AND REPRESENT AND WARRANT THAT NO OTHER PERSON OR ENTITY HAS INITIATED OR, TO THE EXTENT WITHIN HIS CONTROL, WILL INITIATE ANY SUCH PROCEEDING ON HIS BEHALF.

          (b) THE COMPANY, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUBSIDIARIES AND AFFILIATES, HEREBY GENERALLY RELEASES AND FOREVER DISCHARGES THE EXECUTIVE PARTIES FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, SUITS, DAMAGES, LOSSES, EXPENSES, ATTORNEYS’ FEES, OBLIGATIONS OR CAUSES OF ACTION, KNOWN OR UNKNOWN OF ANY KIND AND EVERY NATURE WHATSOEVER, AND WHETHER OR NOT ACCRUED OR MATURED, WHICH ANY OF THEM MAY HAVE, ARISING OUT OF OR RELATING TO ANY TRANSACTION, DEALING, RELATIONSHIP, CONDUCT, ACT OR OMISSION, OR ANY OTHER MATTERS OR THINGS OCCURRING OR EXISTING AT ANY TIME PRIOR TO AND INCLUDING THE SEPARATION DATE (INCLUDING BUT NOT LIMITED TO ANY CLAIM BASED ON, RELATING TO OR ARISING UNDER BREACH OF CONTRACT, TORT, FRAUD, DEFAMATION, ANY OTHER CIVIL OR HUMAN RIGHTS LAW, OR ANY OTHER FEDERAL, STATE OR LOCAL LAW RELATING TO EMPLOYMENT OR DISCRIMINATION IN EMPLOYMENT) IN ALL CASES ARISING OUT OF OR RELATING TO THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR INVESTMENT IN THE COMPANY OR HIS SERVICES AS AN OFFICER OR EMPLOYEE OF THE COMPANY OR ITS SUBSIDIARIES, OR OTHERWISE RELATING TO THE TERMINATION OF SUCH EMPLOYMENT OR SERVICES; PROVIDED, HOWEVER, THAT SUCH GENERAL RELEASE WILL NOT LIMIT OR RELEASE (I) THE EXECUTIVE’S OBLIGATIONS UNDER THE LETTER AGREEMENT AND THE PROVISIONS OF THE EMPLOYMENT AGREEMENT INCORPORATED THEREIN, (II) THE EXECUTIVE’S OBLIGATIONS WITH RESPECT TO ANY FRAUDULENT OR CRIMINAL ACTIVITY OF THE EXECUTIVE, (III) THE EXECUTIVE’S OBLIGATIONS UNDER ANY STOCK OPTION AGREEMENT THAT IS IN EFFECT WITH RESPECT TO STOCK OPTIONS THAT HAVE BEEN GRANTED TO EXECUTIVE PRIOR TO THE SEPARATION DATE (EXCEPT AS PROVIDED HEREIN) OR (IV) CLAIMS ARISING SOLELY AFTER THE SEPARATION DATE. THE COMPANY, ON BEHALF OF ITSELF AND THE COMPANY PARTIES, HEREBY COVENANTS FOREVER NOT TO ASSERT, FILE, PROSECUTE, MAINTAIN, COMMENCE, INSTITUTE (OR SPONSOR OR PURPOSELY FACILITATE ANY PERSON IN CONNECTION WITH THE FOREGOING), ANY COMPLAINT OR LAWSUIT OR ANY LEGAL, EQUITABLE OR ADMINISTRATIVE PROCEEDING OF ANY NATURE, AGAINST ANY OF THE

EXECUTIVE PARTIES IN CONNECTION WITH ANY MATTER RELEASED IN THIS RELEASE, AND REPRESENTS AND WARRANTS THAT NO OTHER PERSON OR ENTITY HAS INITIATED OR, TO THE EXTENT WITHIN ITS CONTROL, WILL INITIATE ANY SUCH PROCEEDING ON ITS BEHALF.

          3. ADEA Release. EXECUTIVE HEREBY ACKNOWLEDGES THAT, PURSUANT TO SECTION 2(a) HEREOF, HE IS WAIVING AND RELEASING ANY RIGHTS HE MAY HAVE AGAINST THE COMPANY PARTIES UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 AND THAT THIS WAIVER AND RELEASE IS KNOWING AND VOLUNTARY. EXECUTIVE ACKNOWLEDGES THAT THE CONSIDERATION GIVEN FOR THIS WAIVER AND RELEASE IS IN ADDITION TO ANYTHING OF VALUE TO WHICH EXECUTIVE WAS ALREADY ENTITLED. EXECUTIVE FURTHER ACKNOWLEDGES THAT (A) HE HAS BEEN ADVISED THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT; (B) HE HAS BEEN GIVEN TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT BEFORE EXECUTING IT; AND (C) HE HAS BEEN GIVEN AT LEAST SEVEN (7) DAYS FOLLOWING THE EXECUTION DATE TO REVOKE THE RELEASE AS IT RELATES TO THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967.

          4. Indemnification: EXECUTIVE AGREES, WARRANTS, AND REPRESENTS TO THE COMPANY THAT EXECUTIVE HAS FULL EXPRESS AUTHORITY TO SETTLE ALL CLAIMS AND DEMANDS THAT ARE THE SUBJECT OF THIS RELEASE AND THAT EXECUTIVE HAS NOT GIVEN OR MADE ANY ASSIGNMENT TO ANYONE, INCLUDING EXECUTIVE’S FAMILY, OF ANY CLAIMS AGAINST ANY PERSON OR ENTITY ASSOCIATED WITH THE COMPANY OR ANY COMPANY PARTIES. TO THE EXTENT THAT ANY CLAIM RELATED TO THIS RELEASE MAY BE BROUGHT BY PERSONS OR ENTITIES CLAIMING BY, THROUGH, OR UNDER EXECUTIVE, HIS HEIRS, SUCCESSORS, OR ASSIGNS, THEN EXECUTIVE FURTHER AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE COMPANY OR ANY COMPANY PARTY, ITS AGENTS, AND ITS SUCCESSORS FROM ANY LAWSUIT, JUDGMENT, OR SETTLEMENT ARISING FROM SUCH CLAIMS.

          5. Modification: This Release may not be modified or amended except in writing signed by the parties. No term or condition of this Release will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

          6. Counterparts: This Release may be executed in any number of counterparts, each of which shall be an original, but all of which, together shall constitute one and the same instrument. Any counterpart of this Release that has attached to it separate signature pages which together contain the signature of all parties hereto shall for all purposes be deemed a fully executed original. Facsimile signatures shall constitute original signatures.

          7. Successors and Assigns: All the terms and provisions of this Release shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns. Neither this Release nor any rights or obligations hereunder may be assigned by the Executive, other than by will or the laws of descent or distribution.

          8. Severability: All provisions of this Release are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Release. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Release to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Release as limited.

          9. Construction: The parties agree that this Release was negotiated by the parties and shall not be construed against any party.

[The Remainder of this Page is Intentionally Left Blank]

          IN WITNESS WHEREOF, the Company has caused this Release to be executed in its corporate name by an officer thereof thereunto duly authorized, and Executive has hereunto set his hands, as of the day and year first above written.

HOME INTERIORS & GIFTS, INC.

By:

Name:

Title:

Accepted and Agreed to:

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS, AND THAT I AM ENTERING INTO IT VOLUNTARILY. I FURTHER ACKNOWLEDGE THAT I AM AWARE OF MY RIGHTS TO REVIEW AND CONSIDER THIS AGREEMENT FOR 21 DAYS AND TO CONSULT WITH AN ATTORNEY ABOUT IT, AND STATE THAT BEFORE SIGNING THIS AGREEMENT, I HAVE EXERCISED THESE RIGHTS TO THE FULL EXTENT THAT I DESIRED.

KENNETH J. CICHOCKI

Date Signed

STATE OF	)
)
COUNTY OF	)

          On this ___day of ___, 2005, personally appeared before me, a Notary Public, Kenneth J. Cichocki, known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that Kenneth J. Cichocki executed the instrument.

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Expiration:

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